Exhibit 99.1

N  e  w  s    R  e  l  e  a  s  e

Contacts:

At InSight:

Mitch C. Hill

Executive Vice President & CFO

949-282-6000

At Pairelations, LLC

Susan J. Lewis

303-804-0494

slewis@pairelations.com

INSIGHT HEALTH SERVICES CORP. ANNOUNCES COMMENCEMENT OF

EXCHANGE OFFER FOR $12.5 MILLION OF

REGISTERED SENIOR SECURED FLOATING RATE NOTES

LAKE FOREST, Calif. . . . December 27, 2007 . . . InSight Health Services Corp. (“InSight”) announced today the commencement of its offer (the “Exchange Offer”) to exchange up to an aggregate of $12,500,000 principal amount of its senior secured floating rate notes due 2011, which were initially issued on July 9, 2007 (the “Outstanding Notes”), for a like principal amount of its registered senior secured floating rate notes due 2011 (the “Exchange Notes”). The form and terms of the Exchange Notes are substantially identical to the Outstanding Notes in all material respects, except that the Exchange Notes have been registered under the Securities Act of 1933. U.S. Bank National Association will serve as exchange agent for the Exchange Offer. InSight will accept for exchange any and all Outstanding Notes which are properly tendered in the Exchange Offer prior to 12:00 a.m. midnight (meaning the end of the day), New York City time, on January 25, 2008, unless extended by InSight in its sole discretion. Tenders of Outstanding Notes may be withdrawn at any time prior to 12:00 a.m. midnight (meaning the end of the day), New York City time, on January 25, 2008. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions.

The Exchange Offer will be made only by means of a prospectus, a copy of which may be obtained upon request by holders of Outstanding Notes from U.S. Bank National Association, Corporate Trust Services, EP-MN-WS-2N, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Specialized Finance. This announcement is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About InSight

InSight, headquartered in Lake Forest, California, is a nationwide provider of diagnostic imaging services. It serves managed care entities, hospitals and other contractual customers in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of September 30, 2007, InSight’s network consists of 99 fixed-site centers and 108 mobile facilities.

For more information, please visit www.insighthealth.com.

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Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of InSight to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in InSight’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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